Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. § 1350)

In connection with the Quarterly Report of DigitalGlobe, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DIGITALGLOBE, INC.,

a Delaware corporation

/s/ YANCEY L. SPRUILL
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer

May 1, 2012

A signed original of this certification has been provided to DigitalGlobe, Inc. and will be retained by DigitalGlobe, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.